                                                                    EXHIBIT 2.01


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of ________, 1999 by and between Autoweb.com, Inc., a California corporation ("Autoweb.com California"), and Autoweb.com, Inc., a Delaware corporation ("Autoweb.com Delaware"). Autoweb.com California and Autoweb.com Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                R E C I T A L S
                                - - - - - - - -

         A. Autoweb.com California was incorporated on October 3, 1995. Its current authorized capital stock consists of: (1) 50,000,000 shares of Common Stock, no par value ("Autoweb.com California Common Stock"), of which [5,354,764] shares are issued and outstanding, and (2) 5,639,636 shares of Preferred Stock no par value ("Autoweb.com California Preferred Stock"), including (a) 1,649,657 shares of Series A Preferred Stock ("Autoweb.com California Series A Stock"), of which 1,593,319 shares are issued and outstanding; (b) 1,700,000 shares of Series B Preferred Stock ("Autoweb.com California Series B Stock"), of which 1,632,297 shares are issued and outstanding; (c) 1,579,979 shares of Series C Preferred Stock ("Autoweb.com California Series C Stock"), all of which shares are issued and outstanding; and
(d) 837,014 shares of Series D Preferred Stock ("Autoweb.com California Series D Stock"), 573,240 of which shares are issued and outstanding.

         B. Autoweb.com Delaware was incorporated on January 20, 1999. Its authorized capital stock consists of: (1) 60,000,000 shares of Common Stock, with a par value of $0.001 per share ("Autoweb.com Delaware Common Stock"), of which 1,000 shares are issued and outstanding; and (2) 13,649,976 shares of Preferred Stock, $0.001 par value ("Autoweb.com Delaware Preferred Stock") of which (a) 2,474,486 shares have been designated Series A Preferred Stock ("Autoweb.com Delaware Series A Stock"), none of which shares are issued and outstanding; (b) 2,550,000 shares have been designated Series B Preferred Stock ("Autoweb.com Delaware Series B Stock"), none of which shares are issued and outstanding; (c) 2,369,969 shares have been designated Series C Preferred Stock ("Autoweb.com Delaware Series C Stock"), none of which shares are issued and outstanding; and (d) 1,255,521 shares of Series D Preferred Stock ("Autoweb.com Delaware Series D Stock"), none of which shares are issued and outstanding.

         C. The Boards of Directors of Autoweb.com California and Autoweb.com Delaware deem it advisable and to the advantage of each of the Constituent Corporations that Autoweb.com California merge with and into Autoweb.com Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Autoweb.com California from California to Delaware.

         D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

                                                   Autoweb.com, Inc. Corporation
                                                    Agreement and Plan of Merger

         Now, Therefore, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Autoweb.com California shall merge with and into Autoweb.com Delaware on the following terms, conditions and other provisions:

         1.   Merger and Effective Date.  On the Effective Date (as defined
              -------------------------
below), Autoweb.com California shall be merged with and into Autoweb.com Delaware (the "Merger"), and Autoweb.com Delaware shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of California, or upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Date").

         2.   Effect of Merger.  On the Effective Date, the separate corporate
              ----------------
existence of Autoweb.com California shall cease; the corporate identity, existence, powers, rights and immunities of Autoweb.com Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and Autoweb.com Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Autoweb.com California, all without further act or deed.

         3.   Governing Documents.  On the Effective Date, the Certificate of
              -------------------
Incorporation of Autoweb.com Delaware in effect immediately prior to the Effective Date shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Autoweb.com Delaware in effect immediately prior to the Effective Date shall become the Bylaws of the Surviving Corporation.

         4.   Directors and Officers.  On the Effective Date, the directors and
              ----------------------
officers of Autoweb.com Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation, and after the Effective Date shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         5.   Shares of Autoweb.com California.  On the Effective Date, each
              --------------------------------
share of Autoweb.com California Common Stock of outstanding immediately prior thereto shall be automatically changed and converted into one and one-half (1 1/2) fully paid and nonassessable, issued and outstanding shares of Autoweb.com Delaware Common Stock. On the Effective Date, each share of Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock outstanding immediately prior thereto shall be automatically changed and converted into one and one-half (1 1/2) fully paid and nonassessable, issued and outstanding shares of Autoweb.com Delaware Series A Stock, Series B Stock, Series C Stock or Series D Stock, respectively.

                                                   Autoweb.com, Inc. Corporation
                                                    Agreement and Plan of Merger

         6.   Shares of Autoweb.com Delaware.  On the Effective Date, all of the
              ------------------------------
previously issued and outstanding shares of Autoweb.com Delaware Common Stock shall be automatically retired and cancelled.

         7.   Stock Certificates.  On and after the Effective Date, all of the
              ------------------
outstanding certificates that, prior to that date, represented shares of Autoweb.com California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Autoweb.com Delaware Common Stock into which such shares of Autoweb.com California Common Stock are converted as provided herein. On and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Autoweb.com Delaware Series A Stock, Series B Stock, Series C Stock or Series D Stock, respectively, into which such shares of Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock are converted as provided herein. The registered owner on the books and records of Autoweb.com California of any such outstanding stock certificate for Autoweb.com California Common Stock or Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Autoweb.com Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Autoweb.com Delaware Common Stock or Autoweb.com Delaware Series A Stock, Series B Stock, Series C Stock or Series D Stock, respectively, evidenced by such outstanding certificate as above provided.

         8.   Options; Warrants.  Upon the Effective Date, all outstanding and
              -----------------
unexercised portions of all options to purchase Autoweb.com California Common Stock under the Autoweb.com California 1997 Stock Option Plan, and all other outstanding options or warrants to purchase Autoweb.com California Common Stock or Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock, shall become options or warrants to purchase one and one-half (1 1/2) the number of shares of Autoweb.com Delaware Common Stock or Autoweb.com California Series A Stock, Series B Stock, Series C Stock or Series D Stock, respectively, at two-thirds (2/3) of the price set forth in such Autoweb.com California option and/or warrant documents, with the same vesting schedule and other material terms and conditions applying. Additionally, upon the Effective Date, Autoweb.com Delaware shall adopt and assume the Autoweb.com California 1999 Equity Incentive Plan, the Autoweb.com California 1999 Employees Stock Purchase Plan and the Autoweb.com California 1999 Directors Stock Option Plan.

         9.   Fractional Shares.  No fractional shares of Autoweb.com Delaware
              -----------------
Common Stock or Preferred Stock will be issued in connection with the Merger. In lieu thereof, Autoweb.com Delaware shall pay each shareholder of Autoweb.com California who would otherwise be entitled to receive a fractional share of Autoweb.com Delaware Common Stock or Preferred Stock (assuming the aggregation of all shares held by the same holder of more than one stock certificate representing shares of Autoweb.com California Common Stock or Preferred Stock, as the case may be) a cash amount equal to the applicable fraction

                                                   Autoweb.com, Inc. Corporation
                                                    Agreement and Plan of Merger

multiplied by the fair market value of a share of Autoweb.com Delaware Common Stock or Preferred Stock, as the case may be, as determined by the Board of Directors of Autoweb.com Delaware in good faith (the "Fair Market Value Per Share"). Upon exercise of each assumed option of Autoweb.com California to purchase Autoweb.com Delaware Common Stock, cash will be paid by Autoweb.com Delaware in lieu of any fractional share of Autoweb.com Delaware Common Stock, respectively, issuable upon exercise of such option, and the amount of cash received for such fractional share shall be the Fair Market Value Per Share upon exercise thereof multiplied by the applicable fraction, less the unpaid exercise price per share for such fraction.

         10.  Employee Benefit Plans.  On the Effective Date, the obligations of
              ----------------------
Autoweb.com California under or with respect to every plan, trust, program and benefit then in effect or administered by Autoweb.com California for the benefit of the directors, officers and employees of Autoweb.com California or any of its subsidiaries shall become the lawful obligations of Autoweb.com Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective upon the Effective Date, Autoweb.com Delaware hereby expressly adopts and assumes all obligations of Autoweb.com California under such employee benefit plans.

         11.  Further Assurances.  From time to time, as and when required by
              ------------------
the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Autoweb.com California such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Autoweb.com California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Autoweb.com California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

         12.  Condition.  The consummation of the Merger is subject to the
              ---------
approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of Autoweb.com California and by the sole stockholder of Autoweb.com Delaware, prior to or on the Effective Date.

         13.  Abandonment.  At any time before the Effective Date, this Merger
              -----------
Agreement may be terminated and the Merger abandoned by the Board of Directors of Autoweb.com California or Autoweb.com Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of Constituent Corporations Autoweb.com California and Autoweb.com Delaware.

                                                   Autoweb.com, Inc. Corporation
                                                    Agreement and Plan of Merger


         14.  Amendment.  At any time before the Effective Date, this Merger
              ---------
Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of Autoweb.com California and by the sole stockholder of Autoweb.com Delaware; provided, however, that any amendment made subsequent to
                      --------  -------
the adoption of this Agreement by the shareholders of Autoweb.com California or the sole stockholder of Autoweb.com Delaware shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Autoweb.com California, (b) alter or change of any of the terms of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of Autoweb.com California or Autoweb.com Delaware.

         15.  Tax-Free Reorganization.  The Merger is intended to be a tax-free
              -----------------------
plan of reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         16.  Governing Law.  This Agreement shall be governed by and construed
              -------------
under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of Autoweb.com Delaware and the Merger.

         17.  Counterparts.  In order to facilitate the filing and recording of
              ------------
this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.



             (THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.)

                                                   Autoweb.com, Inc. Corporation
                                                    Agreement and Plan of Merger

         IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers thereunto duly authorized.


AUTOWEB.COM, INC. CORPORATION       AUTOWEB.COM, INC.
COMMUNICATIONS                      CORPORATION, a Delaware
a California corporation            corporation


By: ___________________________     By: ___________________________
    Dean A. DeBiase                     Dean A. DeBiase
    President and Chief                 President and Chief
    Executive Officer                   Executive Officer



ATTEST:                             ATTEST:
------                              ------

_______________________________     _______________________________
Farhang Zamani                      Farhang Zamani
Secretary                           Secretary





                [Signature Page to Agreement and Plan of Merger]